Exhibit 21
SUBSIDIARIES

All of the following subsidiaries are either directly or indirectly owned by The TJX Companies, Inc.

Operating Subsidiaries	State or Jurisdiction of Incorporation or Organization	Name Under Which Does Business (if Different)
T.J. Maxx of CA, LLC	Virginia
T.J. Maxx of IL, LLC	Virginia
TJX Digital, Inc.	Delaware	T.J. Maxx
Arizona Merchants, LLC	Arizona
NBC Charlotte Merchants, LLC	North Carolina
NBC Distributors, LLC	Massachusetts
NBC Manteca Merchants, Inc.	California
NBC Merchants, LLC	Indiana
NBC Nevada Merchants, LLC	Nevada
NBC Philadelphia Merchants, Inc.	Pennsylvania
NBC Pittston Merchants, LLC	Pennsylvania
NBC San Antonio Merchants, LLC	Delaware
TJX Digital Memphis Merchants, LLC	Delaware
Marshalls of Beacon, VA., Inc.	Virginia
Marshalls of CA, LLC	Virginia
Marshalls of Elizabeth, NJ, Inc.	New Jersey
Marshalls of Glen Burnie, MD., Inc.	Maryland
Marshalls of IL, LLC	Virginia
Marshalls of MA, Inc.	Massachusetts
Marshalls of Richfield, MN., Inc.	Minnesota
Newton Buying Company of CA, Inc.	Virginia	Marshalls
Marshalls Atlanta Merchants, Inc.	Georgia
Marshalls Bridgewater Merchants, Inc.	Virginia
Marshalls of Nevada, Inc.	Nevada
Marshalls Woburn Merchants, Inc.	Massachusetts
Marmaxx Operating Corp.	Virginia	T.J.Maxx, Marshalls
HomeGoods, Inc.	Delaware	HomeGoods, Homesense
H.G. AZ Merchants, LLC	Arizona
H.G. Conn. Merchants, LLC	Connecticut
H.G. Georgia Merchants, LLC	Georgia
H.G. Indiana Distributors, LLC	Indiana
HomeGoods Ohio Merchants LLC	Delaware
HomeGoods Imports Corp.	Delaware
Sierra Trading Post, Inc.	Wyoming	Sierra
STP Retail, LLC	Wyoming
Concord Buying Group, LLC	New Hampshire	A.J. Wright
NBC Apparel, Inc.	Delaware
NBC Apparel, LLC	Delaware

Exhibit 21

Operating Subsidiaries	State or Jurisdiction of Incorporation or Organization	Name Under Which Does Business (if Different)
NBC Attire Inc.	Massachusetts
NBC GP, LLC	Delaware
NBC Holding, Inc.	Delaware
NBC Manager, LLC	Delaware
NBC Operating, LP	Delaware
NBC Trading, Inc.	Delaware
NBC Trust	Massachusetts
Newton Buying Corp.	Delaware
Newton Buying Imports, Inc.	Delaware
Strathmex Corp.	Delaware
TJX Incentive Sales, Inc.	Virginia
OCP Investments, Inc.	Delaware
TJX Australia Holding Company Pty Limited	Australia
TJX Australia Merchants Pty Limited	Australia
TJX Australia Pty Limited	Australia	T.K. Maxx
TJX Austria Holding GmbH	Austria
TJX Oesterreich Ltd. & Co. KG	Austria	T.K. Maxx
NBC Atlantic Holding Ltd	Bermuda
NBC Atlantic Ltd	Bermuda
WMI-1 Holding Company	Nova Scotia, Canada
WMI-99 Holding Company	Nova Scotia, Canada
Winners Merchants International L.P.	Ontario, Canada	Winners, HomeSense & Marshalls
T.K. Maxx Holding GmbH	Germany
T.K. Maxx Management GmbH	Germany
TJX Deutschland Ltd & Co. KG	Germany	T.K. Maxx
TJX Distribution Ltd & Co. KG	Germany
NBC Hong Kong Merchants Limited	Hong Kong
NBC Fashion India Private Limited	India
TJX Ireland Unlimited Company	Ireland	T.K. Maxx, HomeSense
Jusy Meazza Buying Company S.r.L.	Italy
TJX Nederland B.V.	Netherlands	T.K. Maxx
NBC Apparel Nederland Holding B.V.	Netherlands
TJX European Distribution Sp. Z o.o	Poland
TJX Poland Sp. Z o.o	Poland	T.K. Maxx
New York Department Stores de Puerto	Puerto Rico	T.J. Maxx, Marshalls &
Rico, Inc.		HomeGoods
NBC Europe Ltd	United Kingdom
TJX Europe Buying Limited	United Kingdom
TJX Europe Buying Group Limited	United Kingdom
TJX Europe Buying (Deutschland) Limited	United Kingdom
TJX Europe Buying (Polska) Limited	United Kingdom

Exhibit 21

Operating Subsidiaries	State or Jurisdiction of Incorporation or Organization	Name Under Which Does Business (if Different)
TJX Europe Limited	United Kingdom
TJX Germany Ltd	United Kingdom
TJX UK	United Kingdom	T.K. Maxx, Homesense
TJX UK Property Limited	United Kingdom
TK Maxx	United Kingdom
TJX Vietnam Company Limited	Vietnam

Leasing Subsidiaries

AJW South Bend Realty, LLC	Indiana
NBC First Realty Corp.	Indiana
NBC Fourth Realty Corp.	Nevada
NBC Second Realty Corp.	Massachusetts
NBC Seventh Realty Corp.	Pennsylvania
NBC Sixth Realty Corp.	North Carolina